Exhibit 10.3

AMENDMENT TO THE

H.B. FULLER COMPANY

EXECUTIVE BENEFIT TRUST

THIS AGREEMENT is made this 19th day of December, 2007 by and between H.B. FULLER COMPANY, a Minnesota corporation (the “Company”), and U.S. BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee have heretofore entered into a trust agreement, dated October 25, 1993 (the “Agreement”), creating the H.B. Fuller Company Executive Benefit Trust, which Agreement, as amended, is now in full force and effect;

WHEREAS, the Company has reserved the power to amend the Agreement pursuant to Section 9.1 thereof, subject to the Trustee’s consent in certain cases; and

WHEREAS, the Company and the Trustee wish to amend the Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties agree that the Agreement is hereby amended as follows:

1. A new Section 10.7 is added to the Agreement, to read as follows:

“10.7 Internal Revenue Code Section 409A. Notwithstanding anything herein to the contrary:

(a) None of the assets of the Trust shall be located or transferred outside of the United States, except that Trust assets may be located in a foreign jurisdiction if substantially all of the services to which the nonqualified deferred compensation funded by such assets relates are performed in such jurisdiction.

(b) In no event shall assets of the Trust become restricted to the provision of benefits under any Plan in connection with a change in the Company’s financial health.

(c) In no event shall assets of the Trust become restricted to the provision of benefits under any Plan in connection with a Restricted Period (or other similar financial measure determined by the Secretary of the Treasury).

(d) No assets shall be transferred to, or set aside or reserved (directly or indirectly) in, the Trust during any Restricted Period for purposes of paying deferred compensation of an Applicable Covered Employee.

(e) For the purposes of Subsections (c) and (d):

(i) The term ‘Restricted Period’ means, with respect to any single-employer defined benefit plan of the Company or any member of the Company’s commonly controlled group:

(A) any period during which the plan is in at-risk status (as defined in section 430(i) of the Internal Revenue Code);

(B) any period during which the plan sponsor is a debtor in a case under title 11, United States Code, or any similar Federal or State law; and

(C) the 12-month period beginning on the date which is six months before the termination date of the plan if, as of the termination date, the plan is not sufficient for benefit liabilities (within the meaning of section 4041 of the Employee Retirement Income Security Act of 1974).

(ii) The term ‘Applicable Covered Employee’ means any:

(A) Covered Employee of a plan sponsor;

(B) Covered Employee of a member of a controlled group that includes the plan sponsor; and

(C) former employee who was a Covered Employee at the time of termination of employment with the plan sponsor or a member of a controlled group that includes the plan sponsor.

(iii) The term ‘Covered Employee’ means an individual described in section 162(m)(3) of the Internal Revenue Code or an individual subject to the requirements of section 16(a) of the Securities Exchange Act of 1934.

The provisions of this Section 10.7 are intended to satisfy the requirements for nonqualified deferred compensation plans set forth in section 409A(b) of the Internal Revenue Code, and they shall be interpreted, administered and construed consistent with said intent.”

2. Schedule A to the Agreement is amended to read as set forth in the instrument hereto attached.

3. Paragraph 1 of this amendment is generally effective as of January 1, 2005; provided, that:

(a) the provisions of Subsections (a) and (b) of Section 10.7 shall be subject to the transition relief described in IRS Notice 2006-33; and

(b) the provisions of Subsections (c) and (d) of Section 10.7 shall apply to transfers or other reservations of assets after August 17, 2006

Paragraph 2 of this amendment is effective as of January 1, 2008.

IN WITNESS WHEREOF, the Company and the Trustee have executed this instrument as of the date first written above.

H.B. FULLER COMPANY

		By:	/s/ Michele Volpi
President and Chief Executive Officer

Attest:	/s/ Timothy J. Keenan
Corporate Secretary

U.S. BANK, NATIONAL ASSOCIATION, TRUSTEE

		By	/s/ Rachel Beck

		As its	Assistant Vice President

H.B. FULLER COMPANY

EXECUTIVE BENEFIT TRUST

SCHEDULE A

1.	H.B. Fuller Company Supplemental Executive Retirement Plan (“SERP”).

2.	H.B. Fuller Company Defined Contribution Restoration Plan, but only with respect to benefits payable thereunder that would have been payable under the SERP, but for a participant’s “transition election” pursuant to Section 2.4 of the SERP as in effect on December 31, 2007.